Exhibit 35.1

SERVICER COMPLIANCE STATEMENT (ITEM 1123)

RE: First Horizon ABS Trust 2007-HE1

I, the undersigned authorized officer of First Tennessee Bank National Association (the “Servicer”), pursuant to the Sale and Servicing Agreement dated as of June 1, 2007 by and between First Horizon Asset Securities, Inc. as depositor, First Tennessee Bank National Association as seller, master servicer and custodian, First Horizon ABS Trust 2007-HE1, as issuer, and The Bank of New York as trustee, do hereby certify that:

1. A review of the Servicer’s activities during the period from June 1, 2007 and through December 31, 2007 and of the Servicer’s performance under the above described servicing agreement has been made under my supervision.

2. To the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the applicable servicing agreement in all material respects throughout such period.

Date: March 26, 2008

First Tennessee Bank National Association

By: /s/ Terry B. Renoux
Name: Terry B. Renoux
Title: President, Consumer Finance